Exhibit 4.15

Incorporation Number	C0866047

Effective as of	January 20, 2020

ARTICLES

OF

FCE FuelCell Energy Ltd.

PROVINCE OF BRITISH COLUMBIA

BUSINESS CORPORATIONS ACT

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TABLE OF CONTENTS

Article 1
INTERPRETATION

Section 1.1	Definitions	1
Section 1.2	BCA and Interpretation Act Definitions Applicable	2
Section 1.3	Conflicts or Inconsistencies	2

Article 2
SHARES AND SHARE CERTIFICATES

Article 3
ISSUE OF SHARES

Section 3.1	Board Authorized	4
Section 3.2	Commissions and Discounts	4
Section 3.3	Brokerage	4
Section 3.4	Conditions of Issue	4
Section 3.5	Share Purchase Warrants and Rights	4

Article 4
SHARE REGISTERS

Section 4.1	Central Securities Register	5
Section 4.2	Closing Register	5

Article 5
SHARE TRANSFERS

Section 5.1	Registering Transfers	5
Section 5.2	Waivers of Requirements for Transfer	5
Section 5.3	Form of Instrument of Transfer	6
Section 5.4	Transferor Remains Shareholder	6
Section 5.5	Signing of Instrument of Transfer	6
Section 5.6	Enquiry as to Title Not Required	6
Section 5.7	Transfer Fee	6

Article 6
TRANSMISSION OF SHARES

Section 6.1	Legal Personal Representative Recognized on Death	6
Section 6.2	Rights of Legal Personal Representative	7

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Article 7
ACQUISITION OF COMPANY'S SHARES

Section 7.1	Company Authorized to Purchase or Otherwise Acquire Shares	7
Section 7.2	No Purchase, Redemption or Other Acquisition When Insolvent	7
Section 7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares	7

Article 8
BORROWING POWERS

Section 8.1	Borrowing Powers	7

Article 9
ALTERATIONS

Section 9.1	Alteration of Authorized Share Structure	8
Section 9.2	Special Rights or Restrictions	8
Section 9.3	No Interference with Class or Series Rights without Consent	9
Section 9.4	Change of Name	9
Section 9.5	Other Alterations	9

Article 10
MEETINGS OF SHAREHOLDERS

Article 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

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Section 11.19	Chair Must Resolve Dispute	14
Section 11.20	Casting of Votes	14
Section 11.21	No Demand for Poll on Election of Chair	14
Section 11.22	Demand for Poll Not to Prevent Continuance of Meeting	14
Section 11.23	Retention of Ballots and Proxies	14

Article 12
VOTES OF SHAREHOLDERS

Article 13
DIRECTORS

Section 13.1	Number of Directors	18
Section 13.2	Change in Number of Directors	19
Section 13.3	Board's Acts Valid Despite Vacancy	19
Section 13.4	Qualifications of Directors	19
Section 13.5	Remuneration of Directors	19
Section 13.6	Reimbursement of Expenses of Directors	19
Section 13.7	Special Remuneration for Directors	19
Section 13.8	Gratuity, Pension or Allowance on Retirement of Director	19

Article 14
ELECTION AND REMOVAL OF DIRECTORS

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Article 15
ALTERNATE DIRECTORS

Section 15.1	Application	22
Section 15.2	Appointment of Alternate Director	22
Section 15.3	Notice of Meetings	22
Section 15.4	Alternate for More Than One Director Attending Meetings	22
Section 15.5	Consent Resolutions	22
Section 15.6	Alternate Director Not an Agent	22
Section 15.7	Revocation of Appointment of Alternate Director	23
Section 15.8	Ceasing to be an Alternate Director	23
Section 15.9	Remuneration and Expenses of Alternate Director	23

Article 16
POWERS AND DUTIES OF THE BOARD

Section 16.1	Powers of Management	23
Section 16.2	Appointment of Attorney of Company	23

Article 17
INTERESTS OF DIRECTORS AND OFFICERS

Section 17.1	Obligation to Account for Profits	23
Section 17.2	Restrictions on Voting by Reason of Interest	24
Section 17.3	Interested Director Counted in Quorum	24
Section 17.4	Disclosure of Conflict of Interest or Property	24
Section 17.5	Director Holding Other Office in the Company	24
Section 17.6	No Disqualification	24
Section 17.7	Professional Services by Director or Officer	24
Section 17.8	Director or Officer in Other Corporations	24

Article 18
PROCEEDINGS OF THE BOARD

Article 19
EXECUTIVE AND OTHER COMMITTEES

Section 19.1	Appointment and Powers of Executive Committee	27
Section 19.2	Appointment and Powers of Other Committees	27
Section 19.3	Obligations of Committees	27
Section 19.4	Powers of Board	27
Section 19.5	Committee Meetings	28

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Article 20
OFFICERS

Section 20.1	Board May Appoint Officers	28
Section 20.2	Functions, Duties and Powers of Officers	28
Section 20.3	Qualifications	28
Section 20.4	Remuneration and Terms of Appointment	28

Article 21
INDEMNIFICATION

Section 21.1	Definitions	29
Section 21.2	Mandatory Indemnification of Eligible Parties	29
Section 21.3	Permitted Indemnification	29
Section 21.4	Non-Compliance with BCA	29
Section 21.5	Company May Purchase Insurance	29

Article 22
DIVIDENDS

Section 22.1	Payment of Dividends Subject to Special Rights	30
Section 22.2	Declaration of Dividends	30
Section 22.3	No Notice Required	30
Section 22.4	Record Date	30
Section 22.5	Manner of Paying Dividend	30
Section 22.6	Settlement of Difficulties	30
Section 22.7	When Dividend Payable	30
Section 22.8	Dividends to be Paid in Accordance with Number of Shares	31
Section 22.9	Receipt by Joint Shareholders	31
Section 22.10	Dividend Bears No Interest	31
Section 22.11	Fractional Dividends	31
Section 22.12	Payment of Dividends	31
Section 22.13	Capitalization of Retained Earnings or Surplus	31

Article 23
ACCOUNTING RECORDS AND AUDITOR

Section 23.1	Recording of Financial Affairs	31
Section 23.2	Inspection of Accounting Records	31
Section 23.3	Remuneration of Auditor	31

Article 24
NOTICES

Section 24.1	Method of Giving Notice	32
Section 24.2	Deemed Receipt	32
Section 24.3	Certificate of Sending	33
Section 24.4	Notice to Joint Shareholders	33
Section 24.5	Notice to Legal Personal Representatives and Trustees	33
Section 24.6	Undelivered Notices	33

Article 25
SEAL

Section 25.1	Who May Attest Seal	33
Section 25.2	Sealing Copies	34
Section 25.3	Mechanical Reproduction of Seal	34

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Article 26
PROHIBITIONS

Section 26.1	Definitions	34
Section 26.2	Application	34
Section 26.3	Consent Required for Transfer of Shares or Transfer Restricted Securities	34

Article 27
SPECIAL RIGHTS OR RESTRICTIONS

Section 27.1	Common Shares	35
Section 27.2	Class A Preferred Share Rights	35
Section 27.3	Class B Preferred Share Rights	41

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Incorporation Number	C0866047

ARTICLES

FCE FuelCell Energy Ltd.

(the "Company")

Article 1
INTERPRETATION

Section 1.1	Definitions

In these Articles, unless the context otherwise requires:

(1)	"appropriate person" has the meaning assigned in the Securities Transfer Act;
(2)	"board of directors" and "board" mean the board of directors or sole director of the Company for the time being;
(3)	"BCA" means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;
(4)	"director" means a person who is a director of the Company for the time being;
(5)	"directors' resolution" means a resolution of the board of directors passed at a meeting of the board or consented to by the directors in accordance with Section 140 of the BCA and Section 18.12;
(6)	“Distribution” has the meaning ascribed thereto in Section 27.1(3);
(7)

"Interpretation Act" means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(8)	"legal personal representative" means the personal or other legal representative of a shareholder or other person, as the context requires;
(9)	"protected purchaser" has the meaning assigned in the Securities Transfer Act;
(10)	"registered address" of a shareholder means the shareholder's address as recorded in the central securities register;
(11)	"seal" means the seal of the Company, if any;
(12)	"Securities Act" means the Securities Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;
(13)

"securities legislation" means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; "Canadian securities legislation" means the securities legislation

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in any province or territory of Canada and includes the Securities Act; and "U.S. securities legislation" means the securities legislation in the federal jurisdiction of the United States and in any state of the United States and includes the Securities Act of 1933 and the Securities Exchange Act of 1934;

(14)

"Securities Transfer Act" means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act; and

(15)	"special business" has the meaning set out in Section 11.1.
Section 1.2	BCA and Interpretation Act Definitions Applicable

The definitions in the BCA and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment.

Section 1.3	Conflicts or Inconsistencies

If there is a conflict between a definition in the BCA and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the BCA will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the BCA, the BCA will prevail.

Article 2
SHARES AND SHARE CERTIFICATES

Section 2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

Section 2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the BCA.

Section 2.3	Shareholder Entitled to Certificate or Acknowledgement

Unless the shares of which the shareholder is the registered owner are uncertificated shares within the meaning of the BCA, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgement of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement and delivery of a share certificate or an acknowledgement to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

Section 2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgement of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

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Section 2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the Company is satisfied that a share certificate or a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate is worn out or defaced, it must, on production to it of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as it thinks fit:

(1)	order the share certificate or acknowledgement, as the case may be, to be cancelled; and
(2)	issue a replacement share certificate or acknowledgement, as the case may be.
Section 2.6	Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that person:

(1)	so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;
(2)	provides the Company with an indemnity bond sufficient in the Company's judgement to protect the Company from any loss that the Company may suffer by issuing a new certificate; and
(3)	satisfies any other reasonable requirements imposed by the Company.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

Section 2.7	Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights under any indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

Section 2.8	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

Section 2.9	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Section 2.5, Section 2.6, or Section 2.8, the amount, if any and which must not exceed the amount prescribed under the BCA, determined by the board.

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Section 2.10	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

Article 3
ISSUE OF SHARES

Section 3.1	Board Authorized

Subject to the BCA and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the board may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

Section 3.2	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

Section 3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

Section 3.4	Conditions of Issue

Except as provided for by the BCA, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:
(a)	past services performed for the Company;
(b)	property;
(c)	money; and
(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Section 3.1.
Section 3.5	Share Purchase Warrants and Rights

Subject to the BCA, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the board determines, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

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Article 4
SHARE REGISTERS

Section 4.1	Central Securities Register

As required by and subject to the BCA, the Company must maintain a central securities register, which may be kept in electronic form. The board may, subject to the BCA, appoint an agent to maintain the central securities register. The board may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The board may terminate such appointment of any agent at any time and may appoint another agent in its place.

Section 4.2	Closing Register

The Company must not at any time close its central securities register.

Article 5
SHARE TRANSFERS

Section 5.1	Registering Transfers

Subject to Article 26, the BCA and the Securities Transfer Act, the Company must register a transfer of a share of the Company if either:

(1)	the Company or the transfer agent or registrar for the class or series of shares to be transferred has received:
(a)

in the case where the Company has issued a share certificate in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;

(b)

in the case of a share that is not represented by a share certificate (including an uncertificated share within the meaning of the BCA and including the case where the Company has issued a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate in respect of the share to be transferred), a written instrument of transfer, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and

(c)

such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of shares to be transferred may require to prove the title of the transferor or the transferor's right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser; or

(2)	all the preconditions for a transfer of a share under the Securities Transfer Act have been met and the Company is required under the Securities Transfer Act to register the transfer.
Section 5.2	Waivers of Requirements for Transfer

The Company may waive any of the requirements set out in Section 5.1(1) and any of the preconditions referred to in Section 5.1(2).

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Section 5.3	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form satisfactory to the Company or the transfer agent for the class or series of shares to be transferred.

Section 5.4	Transferor Remains Shareholder

Except to the extent that the BCA otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

Section 5.5	Signing of Instrument of Transfer

If a shareholder or other appropriate person or an agent who has actual authority to act on behalf of that person, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified but share certificates are deposited with the instrument of transfer, all the shares represented by such share certificates:

(1)	in the name of the person named as transferee in that instrument of transfer; or
(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.
Section 5.6	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

Section 5.7	Transfer Fee

Subject to the applicable rules of any stock exchange on which the shares of the Company may be listed, there must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the board.

Article 6
TRANSMISSION OF SHARES

Section 6.1	Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder's name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the board may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

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Section 6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles and applicable securities legislation, if appropriate evidence of appointment or incumbency within the meaning of the Securities Transfer Act has been deposited with the Company.  This Section 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder's name and the name of another person in joint tenancy.

Article 7
ACQUISITION OF COMPANY'S SHARES

Section 7.1	Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Section 7.2, the special rights or restrictions attached to the shares of any class or series of shares, the BCA and applicable securities legislation, the Company may, if authorized by the board, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the board.

Section 7.2	No Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or
(2)	making the payment or providing the consideration would render the Company insolvent.
Section 7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;
(2)	must not pay a dividend in respect of the share; and
(3)	must not make any other distribution in respect of the share.

Article 8
BORROWING POWERS

Section 8.1	Borrowing Powers

The Company, if authorized by the board, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the board considers appropriate;
(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the board considers appropriate;

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(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and
(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

Article 9
ALTERATIONS

Section 9.1	Alteration of Authorized Share Structure

Subject to Section 9.2, the special rights or restrictions attached to the shares of any class or series of shares and the BCA, the Company may:

(1)	by ordinary resolution;
(a)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;
(b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;
(d)	if the Company is authorized to issue shares of a class of shares with par value:
(i)	decrease the par value of those shares; or
(ii)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;
(e)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;
(f)	alter the identifying name of any of its shares; or
(g)	otherwise alter its shares or authorized share structure when required or permitted to do so by the BCA;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly; or

(2)

by directors’ resolution, subdivide or consolidate all or any of its unissued, or fully paid issued, shares and if applicable, alter its Notice of Articles and, if applicable, its Articles accordingly.

Section 9.2	Special Rights or Restrictions

Subject to the special rights or restrictions attached to the shares of any class or series of shares and the BCA, the Company may by ordinary resolution:

(1)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

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(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

Section 9.3	No Interference with Class or Series Rights without Consent

A right or special right attached to issued shares must not be prejudiced or interfered with under the BCA, the Notice of Articles or these Articles unless the holders of shares of the class or series of shares to which the right or special right is attached consent by a special separate resolution of the holders of such class or series of shares.

Section 9.4	Change of Name

The Company may by directors' resolution or ordinary resolution authorize an alteration to its Notice of Articles in order to change its name.

Section 9.5	Other Alterations

If the BCA does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by ordinary resolution alter these Articles.

Article 10
MEETINGS OF SHAREHOLDERS

Section 10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the BCA, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place, either in or outside British Columbia, as may be determined by the board.

Section 10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Section 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

Section 10.3	Calling of Meetings of Shareholders

The board may, at any time, call a meeting of shareholders, to be held at such time and at such place, either in or outside British Columbia, as may be determined by the board.

Section 10.4	Electronic Meetings

The board may determine that a meeting of shareholders shall be held entirely by means of telephone, electronic or other communications facilities that permit all participants to communicate with each other during the meeting. A meeting of shareholders may also be held at which some, but not necessarily all, persons entitled to attend may participate by means of such communications facilities, if the board determines to make them available. A person participating in a meeting by such means is deemed to be present at the meeting.

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Section 10.5	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution, and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;
(2)	otherwise, 10 days.
Section 10.6	Record Date for Notice

The board may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the BCA, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;
(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Section 10.7	Record Date for Voting

The board may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the BCA, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

Section 10.8	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of that notice.  Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 10.9	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Section 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and

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(2)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and
(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.
Section 10.10	Class Meetings and Series Meetings of Shareholders

Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of shareholders will apply with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

Section 10.11	Notice of Dissent Rights

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;
(2)	otherwise, 10 days.

Article 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

Section 11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;
(2)	at an annual general meeting, all business is special business except for the following:
(a)	business relating to the conduct of or voting at the meeting;
(b)	consideration of any financial statements of the Company presented to the meeting;
(c)	consideration of any reports of the board or auditor;
(d)	the setting or changing of the number of directors;
(e)	the election or appointment of directors;
(f)	the appointment of an auditor;
(g)	the setting of the remuneration of an auditor;

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(h)	business arising out of a report of the board not requiring the passing of a special resolution or an exceptional resolution;
(i)	any non-binding advisory vote; and
(j)	any other business which, under these Articles or the BCA, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.
Section 11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

Section 11.3	Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares, a quorum for the transaction of business at a meeting of shareholders is present if shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting are present in person or represented by proxy, irrespective of the number of persons actually present at the meeting.

Section 11.4	Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the officers, any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the board or by the chair of the meeting and any other persons who, although not entitled to vote, are entitled or required under the BCA or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

Section 11.5	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

Section 11.6	Lack of Quorum

If, within one-half hour from the time set for holding a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and
(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.
Section 11.7	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Section 11.6(2) was adjourned, a quorum is not present within one-half hour from the time set for holding the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

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Section 11.8	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or
(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.
Section 11.9	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting.  If all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

Section 11.10	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

Section 11.11	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

Section 11.12	Electronic Voting

Any vote at a meeting of shareholders may be held entirely or partially by means of telephonic, electronic or other communications facilities if the directors determine to make them available whether or not persons entitled to attend participate in the meeting by means of telephonic, electronic or other communications facilities.

Section 11.13	Decisions by Show of Hands or Poll

Subject to the BCA, every motion put to a vote at a meeting of shareholders will be decided on a show of hands or the functional equivalent of a show of hands by means of telephonic, electronic or other communications facilities, unless a poll, before or on the declaration of the result of the vote by show of hands (or its functional equivalent), is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

Section 11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands (or its functional equivalent) or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Section 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

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Section 11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

Section 11.16	Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

Section 11.17	Manner of Taking Poll

Subject to Section 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:
(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and
(b)	in the manner, at the time and at the place that the chair of the meeting directs;
(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and
(3)	the demand for the poll may be withdrawn by the person who demanded it.
Section 11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

Section 11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

Section 11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

Section 11.21	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

Section 11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of the meeting for the transaction of any business other than the question on which a poll has been demanded.

Section 11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

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Article 12
VOTES OF SHAREHOLDERS

Section 12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Section 12.3:

(1)	on a vote by show of hands (or its functional equivalent), every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and
(2)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

Section 12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the board, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

Section 12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or
(2)

if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

Section 12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Section 12.3, deemed to be joint shareholders registered in respect of that share.

Section 12.5	Representative of a Corporate Shareholder

If a corporation that is not a subsidiary of the Company is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

(1)	for that purpose, the instrument appointing a representative must be received:
(a)

at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(b)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting;

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(2)	if a representative is appointed under this Section 12.5:
(a)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

Section 12.6	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Section 12.5;
(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;
(3)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or

(4)	the Company is a public company.
Section 12.7	When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company, Section 12.8 to Section 12.16 apply only insofar as they are not inconsistent with any Canadian securities legislation applicable to the Company, any U.S. securities legislation applicable to the Company or any rules of an exchange on which securities of the Company are listed.

Section 12.8	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy. The instructing of proxy holders may be carried out by means of telephonic, electronic or other communications facility in addition to or in substitution for instructing proxy holders by mail.

Section 12.9	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

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Section 12.10	Deposit of Proxy

Subject to Section 12.13 and Section 12.15, a proxy for a meeting of shareholders must:

(1)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or

(2)

unless the notice provides otherwise, be received, at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages or by using such available telephone or internet voting services as may be approved by the board.

Section 12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)

at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.
Section 12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the board or the chair of the meeting:

[name of company]

(the "Company")

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned): _________________________________

____________________________
Signed [month, day, year]

____________________________
[Signature of shareholder]

____________________________
[Name of shareholder - printed]

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Section 12.13	Revocation of Proxy

Subject to Section 12.14 and Section 12.15, every proxy may be revoked by an instrument in writing that is received:

(1)

at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or

(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.
Section 12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Section 12.13 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy; or
(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Section 12.5.
Section 12.15	Chair May Determine Validity of Proxy.

The chair of any meeting of shareholders may, at his or her sole discretion, determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Article 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at the meeting, and any such determination made in good faith shall be final, conclusive and binding upon the meeting.

Section 12.16	Production of Evidence of Authority to Vote

The board or the chair of any meeting of shareholders may, but need not, at any time (including before, at or subsequent to the meeting), inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence for the purposes of determining a person’s share ownership as at the relevant record date and the authority to vote.

Article 13
DIRECTORS

Section 13.1	Number of Directors
(1)	The number of directors is the number determined from time to time by directors' resolution.
(2)

If the number of directors has not been determined as provided in paragraph (1), the number of directors is equal to the number of directors designated as directors in the Notice of Articles that applied when the Company was recognized under the BCA or the number of directors holding office immediately following the most recent election or appointment of directors, whether at an annual or special general meeting of the shareholders, by a consent resolution of shareholders, or by the directors pursuant to Section 14.4, Section 14.5 or Section 14.8.

(3)	Notwithstanding paragraph (2), the minimum number of directors is one or, if the company is a public company, three.

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Section 13.2	Change in Number of Directors

If the number of directors is set under Section 13.1(1):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and
(2)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number at the first meeting of shareholders following the setting of that number, then the board, subject to Section 14.8, may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

No decrease in the number of directors will shorten the term of an incumbent director.

Section 13.3	Board's Acts Valid Despite Vacancy

An act or proceeding of the board is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

Section 13.4	Qualifications of Directors

A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the BCA to become, act or continue to act as a director.

Section 13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the board may from time to time determine. If the board so decides, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

Section 13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

Section 13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the board are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the board, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

Section 13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the board on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

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Article 14
ELECTION AND REMOVAL OF DIRECTORS

Section 14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Section 10.2:

(1)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1) but are eligible for re-election or re-appointment.
Section 14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the BCA;
(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or
(3)	with respect to first directors, the designation is otherwise valid under the BCA.
Section 14.3	Failure to Elect or Appoint Directors

If:

(1)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Section 10.2, on or before the date by which the annual general meeting is required to be held under the BCA; or

(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Section 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	when his or her successor is elected or appointed; and
(4)	when he or she otherwise ceases to hold office under the BCA or these Articles.
Section 14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose.

Section 14.5	Board May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the remaining directors. For greater certainty, the appointment of a director to fill a casual vacancy as contemplated by this section is not the appointment of an additional director for the purposes of Section 14.8.

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Section 14.6	Remaining Directors' Power to Act

The board may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the board may only act for the purpose of:

(1)	appointing directors up to that number; or
(2)	calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the BCA, for any other purpose.
Section 14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

Section 14.8	Additional Directors

Notwithstanding Section 13.1 and Section 13.2, between annual general meetings or unanimous resolutions contemplated by Section 10.2, the board may appoint one or more additional directors, but the number of additional directors appointed under this Section 14.8 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or
(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Section 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Section 14.1(1), but is eligible for re-election or re-appointment.

Section 14.9	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;
(2)	the director dies;
(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or
(4)	the director is removed from office pursuant to Section 14.10 or Section 14.11.
Section 14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the board may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

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Section 14.11	Removal of Director by Directors

The board may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company in accordance with the BCA and does not promptly resign, and the board may appoint a director to fill the resulting vacancy.

Article 15
ALTERNATE DIRECTORS

Section 15.1	Application

The provisions of this Article 15 do not apply to the Company and its directors if and for so long as it is a public company.

Section 15.2	Appointment of Alternate Director

Any director (an "appointor") may by notice in writing received by the Company appoint any person (an "appointee") who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the board or committees of the board at which the appointor is not present unless (in the case of an appointee who is not a director) the board  has reasonably disapproved the appointment of such person as an alternate director and has given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

Section 15.3	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the board and of committees of the board of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

Section 15.4	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)	will be counted in determining the quorum for a meeting of the board once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;
(2)	has a separate vote at a meeting of the board for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;
(3)

will be counted in determining the quorum for a meeting of a committee of the board once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity; and

(4)

has a separate vote at a meeting of a committee of the board for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

Section 15.5	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

Section 15.6	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

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Section 15.7	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

Section 15.8	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)	his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;
(2)	the alternate director dies;
(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;
(4)	the alternate director ceases to be qualified to act as a director; or
(5)	his or her appointor revokes the appointment of the alternate director.
Section 15.9	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

Article 16
POWERS AND DUTIES OF THE BOARD

Section 16.1	Powers of Management

The board must, subject to the BCA and these Articles, manage or supervise the management of the business and affairs of the Company and has the authority to exercise all such powers of the Company as are not, by the BCA or by these Articles, required to be exercised by the shareholders of the Company.

Section 16.2	Appointment of Attorney of Company

The board may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the board, to appoint or remove officers appointed by the board and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the board may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the board thinks fit. Any such attorney may be authorized by the board to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

Article 17
INTERESTS OF DIRECTORS AND OFFICERS

Section 17.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the BCA) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the BCA.

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Section 17.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

Section 17.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of the board at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

Section 17.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the BCA.

Section 17.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the board may determine.

Section 17.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

Section 17.7	Professional Services by Director or Officer

Subject to the BCA, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

Section 17.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the BCA, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

Article 18
PROCEEDINGS OF THE BOARD

Section 18.1	Meetings of the Board

The board may meet for the conduct of business, adjourn and otherwise regulate its meetings as the board thinks fit, and meetings of the board held at regular intervals may be held at the place, at the time and on the notice, if any, as the board may from time to time determine.

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Section 18.2	Voting at Meetings

Questions arising at any meeting of the board are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

Section 18.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of the board:

(1)	the chair of the board, if any;
(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or
(3)	any other director chosen by the directors present if:
(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;
(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or
(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.
Section 18.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the board or of any committee of the board:

(1)	in person;
(2)	by telephone; or
(3)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

if all directors participating in the meeting, whether in person, or by telephone or other communications medium, are able to communicate with each other.  A director who participates in a meeting in a manner contemplated by this Section 18.4 is deemed for all purposes of the BCA and these Articles to be present at the meeting and to have agreed to participate in that manner.

Section 18.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the board at any time.

Section 18.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the board pursuant to Section 18.1 or as provided in Section 18.7, reasonable notice of each meeting of the board, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Section 24.1 or orally or by telephone conversation with that director.

Section 18.7	When Notice Not Required

It is not necessary to give notice of a meeting of the board to a director or an alternate director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the board at which that director is appointed; or

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(2)	the director or alternate director, as the case may be, has waived notice of the meeting.
Section 18.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of the board to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

Section 18.9	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the board and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the board need be given to that director or, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the board so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

Attendance of a director or alternate director at a meeting of the board is a waiver of notice of the meeting, unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 18.10	Quorum

The quorum necessary for the transaction of the business at a meeting of the board may be set by the board and, if not so set, is deemed to be set at a majority of the number of directors then in office.  If the number of directors is set at one, the quorum is deemed to be set at one director, and that director may constitute a meeting.

Section 18.11	Validity of Acts Where Appointment Defective

Subject to the BCA, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

Section 18.12	Consent Resolutions in Writing

A resolution of the board or of any committee of the board may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or
(2)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Section 18.12 may be by any written instrument, fax, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record.  A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing.  A resolution of the board or of any committee of the board passed in accordance with this Section 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of the board or of the committee of the board and to be as valid and effective as if it had been passed at a meeting of the board or of the committee of the board that satisfies all the requirements of the BCA and all the requirements of these Articles relating to meetings of the board or of a committee of the board.

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Article 19
EXECUTIVE AND OTHER COMMITTEES

Section 19.1	Appointment and Powers of Executive Committee

The board may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and during the intervals between meetings of the board all of the board's powers are delegated to the executive committee, except:

(1)	the power to fill vacancies in the board of directors;
(2)	the power to remove a director;
(3)	the power to change the membership of, or fill vacancies in, any committee of the board; and
(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.
Section 19.2	Appointment and Powers of Other Committees

The board may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;
(2)	delegate to a committee appointed under paragraph (1) any of the board's powers, except:
(a)	the power to fill vacancies in the board of directors;
(b)	the power to remove a director;
(c)	the power to change the membership of, or fill vacancies in, any committee of the board; and
(d)	the power to appoint or remove officers appointed by the board; and
(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors' resolution.
Section 19.3	Obligations of Committees

Any committee appointed under Section 19.1 or Section 19.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the board; and
(2)	report every act or thing done in exercise of those powers at such times as the board may require.
Section 19.4	Powers of Board

The board may, at any time, with respect to a committee appointed under Section 19.1 or Section 19.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

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(2)	terminate the appointment of, or change the membership of, the committee; and
(3)	fill vacancies in the committee.
Section 19.5	Committee Meetings

Subject to Section 19.3(1) and unless the board otherwise provides in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Section 19.1 or Section 19.2:

(1)	the committee may meet and adjourn as it thinks proper;
(2)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)	a majority of the members of the committee constitutes a quorum of the committee; and
(4)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

Article 20
OFFICERS

Section 20.1	Board May Appoint Officers

The board may, from time to time, appoint such officers, if any, as the board determines and the board may, at any time, terminate any such appointment.

Section 20.2	Functions, Duties and Powers of Officers

The board may, for each officer:

(1)	determine the functions and duties of the officer;
(2)	delegate to the officer any of the powers exercisable by the board on such terms and conditions and with such restrictions as the board thinks fit; and
(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.
Section 20.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the BCA. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board must be a director. Any other officer need not be a director.

Section 20.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the board thinks fit and are subject to termination at the pleasure of the board, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

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Article 21
INDEMNIFICATION

Section 21.1	Definitions

In this Article 21:

(1)	"eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;
(2)

"eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director, alternate director, officer or former officer of the Company (each, an "eligible party") or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director or officer of the Company:

(a)	is or may be joined as a party; or
(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;
(3)	"expenses" has the meaning set out in the BCA; and
(4)	"officer" means a person appointed by the board as an officer of the Company.
Section 21.2	Mandatory Indemnification of Eligible Parties

Subject to the BCA, the Company must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director, alternate director and officer is deemed to have contracted with the Company on the terms of the indemnity contained in this Section 21.2.

Section 21.3	Permitted Indemnification

Notwithstanding Section 21.2 and subject to any restrictions in the BCA, the Company may indemnify any person including directors, officers, employees, agents and representatives of the Company.

Section 21.4	Non-Compliance with BCA

The failure of a director, alternate director or officer of the Company to comply with the BCA or these Articles or, if applicable, any former Articles, does not invalidate any indemnity to which he or she is entitled under this Article 21.

Section 21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;
(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

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(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;
(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Article 22
DIVIDENDS

Section 22.1	Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

Section 22.2	Declaration of Dividends

Subject to the BCA, the board may from time to time declare and authorize payment of such dividends as it may consider appropriate.

Section 22.3	No Notice Required

The board need not give notice to any shareholder of any declaration under Section 22.2.

Section 22.4	Record Date

The board may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5 p.m. on the date on which the board passes the resolution declaring the dividend.

Section 22.5	Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly in money or by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

Section 22.6	Settlement of Difficulties

If any difficulty arises in regard to a distribution under Section 22.5, the board may settle the difficulty as it deems advisable, and, in particular, may:

(1)	set the value for distribution of specific assets;
(2)

determine that money in substitution for all or any part of the specific assets to which any shareholders are entitled may be paid to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)	vest any such specific assets in trustees for the persons entitled to the dividend.
Section 22.7	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the board.

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Section 22.8	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

Section 22.9	Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

Section 22.10	Dividend Bears No Interest

No dividend bears interest against the Company.

Section 22.11	Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

Section 22.12	Payment of Dividends

Any dividend or other distribution payable in respect of shares will be paid by cheque or by electronic means or by such other method as the directors may determine.  The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made.  Cheques will be sent to the registered address of the shareholder, unless the shareholder otherwise directs.  In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at the registered address of the joint shareholder who is first named on the central securities register, unless such joint holders otherwise direct.  The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the directors in an amount equal to the dividend or other distribution to be paid less any tax that the Company is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable, or the amount of tax so deducted is not paid to the appropriate taxing authority.

Section 22.13	Capitalization of Retained Earnings or Surplus

Notwithstanding anything contained in these Articles, the board may from time to time capitalize any retained earnings or surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the retained earnings or surplus so capitalized or any part thereof.

Article 23
ACCOUNTING RECORDS AND AUDITOR

Section 23.1	Recording of Financial Affairs

The board must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the BCA.

Section 23.2	Inspection of Accounting Records

Unless the board determines otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

Section 23.3	Remuneration of Auditor

The board may set the remuneration of the auditor of the Company.

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Article 24
NOTICES

Section 24.1	Method of Giving Notice

Unless the BCA or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the BCA or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:
(a)	for a record mailed to a shareholder, the shareholder's registered address;
(b)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the mailing address of the intended recipient;
(2)	delivery at the applicable address for that person as follows, addressed to the person:
(a)	for a record delivered to a shareholder, the shareholder's registered address;
(b)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;

(c)	in any other case, the delivery address of the intended recipient;
(3)	unless the intended recipient is the auditor of the Company, sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;
(4)

unless the intended recipient is the auditor of the Company, sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;

(5)	physical delivery to the intended recipient; or
(6)	as otherwise permitted by applicable securities legislation.
Section 24.2	Deemed Receipt

A notice, statement, report or other record that is:

(1)

mailed to a person by ordinary mail to the applicable address for that person referred to in Section 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(2)	faxed to a person to the fax number provided by that person referred to in Section 24.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and
(3)	e-mailed to a person to the e-mail address provided by that person referred to in Section 24.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed.

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Section 24.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Section 24.1 is conclusive evidence of that fact.

Section 24.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

Section 24.5	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:
(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and
(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or
(2)

if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

Section 24.6	Undelivered Notices

If, on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Section 24.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

Article 25
SEAL

Section 25.1	Who May Attest Seal

Except as provided in Section 25.2 and Section 25.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)	any two directors;
(2)	any officer, together with any director;
(3)	if the Company only has one director, that director; or
(4)	any one or more directors or officers or persons as may be determined by the board.

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Section 25.2	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Section 25.1, the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the board.

Section 25.3	Mechanical Reproduction of Seal

The board may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as the board may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the BCA or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Section 25.1 to attest the Company's seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

Article 26
PROHIBITIONS

Section 26.1	Definitions

In this Article 26:

(1)	"security" has the meaning assigned in the Securities Act;
(2)	"transfer restricted security" means
(a)	a share of the Company;
(b)	a security of the Company convertible into shares of the Company; or
(c)

any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the "private issuer" exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the "private issuer" exemption.

Section 26.2	Application

Section 26.3 does not apply to the Company if and for so long as it is a public company.

Section 26.3	Consent Required for Transfer of Shares or Transfer Restricted Securities

No share or other transfer restricted security may be sold, transferred or otherwise disposed of without the consent of the board and the board is not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

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Article 27
SPECIAL RIGHTS OR RESTRICTIONS

Section 27.1Common Shares

The special rights and restrictions attaching to the Common Shares shall be as follows:

(1)	Voting

Holders of Common Shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company.  Each Common Share shall entitle the holder thereof to one vote.

(2)	Dividends

Subject to the preferences accorded to holders of any shares of the Company ranking senior to the Common Shares from time to time with respect to the payment of dividends, holders of Common Shares shall be entitled to receive, if, as and when declared by the board of directors, such dividends as may be declared thereon by the board of directors from time to time.  Holders of Common Shares shall be entitled to receive dividends on the Common Shares exclusive of any other shares of the Company.

(3)	Liquidation, Dissolution or Winding-Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a "Distribution"), holders of Common Shares shall be entitled, subject to the preferences accorded to holders of any shares of the Company ranking senior to the Common Shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of the Company.

Section 27.2	Class A Preferred Share Rights

The special rights and restrictions attaching to the Class A Preferred Shares shall be as follows:

(1)	DEFINITIONS:

For the purposes of these share conditions the following definitions shall apply:

(a)

“accrued and unpaid dividends” means an amount computed at the rate of dividend from time to time attaching to the Class A Preferred Shares as though dividends on such shares had been declared every Calendar Quarter and were accruing on a day to day basis from the date of issue to the date to which the computation of accrued dividends is to be made, after deducting all dividend payments made on such shares, as adjusted by Section 27.2(2)(e);

(b)	“Board of Directors” means the board of directors of the Company;
(c)	“Calendar Quarter” means each of the three month periods ended March 31, June 30, September 30 and December 31 in each year;

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(d)

“Common Shares” means only common shares of FuelCell as constituted on May 27, 2004 or as subsequently consolidated or subdivided and any other shares resulting from reclassification or change of such common shares or consolidation, amalgamation, arrangement or merger of FuelCell with or into any other entity, or any sale of its properites and assets as, or substantially as, an entirety to any other person or entity;

(e)	Intentionally Omitted;
(f)	Intentionally Omitted;
(g)	Intentionally Omitted;
(h)	“Dividend Commencement Date” means May 27, 2004;
(i)	“Dividend Payment Date” means the 10th day of January, April, July and October in each year with the first such date to be July 10, 2004;
(j)	“FuelCell” means FuelCell Energy, Inc., a corporation existing under the laws of the State of Delaware and includes any successor corporation;
(k)

“Market Price” means the volume weighted average price in U.S. dollars at which board lots of the Common Shares have been traded on NASDAQ during the Calendar Quarter and converted into Canadian dollars using the Bank of Canada’s noon rate of exchange on the last day of the Calendar Quarter.  In the event the Common Shares are not listed on NASDAQ but are listed on another stock exchange or stock exchange in Canada or the United States, any reference to NASDAQ shall be deemed to be references to such other stock exchange, or, if more than one, to such one on which the greatest volume of trading of Common Shares occurred during such Calendar Quarter.  In the event Common Shares are not so traded on any stock exchange in Canada or the United States, the Market Price thereof shall be determined by the Board of Directors, which determination shall be conclusive;

(l)	“NASDAQ” means NASDAQ Stock Market Inc.;
(m)

“Principal Redemption Price” means, at any time and for each Class A Preferred Share, $25.00 less all amounts paid on or before such time by the Company to a holder of a Class A Preferred Share as a return of capital;

(n)	Intentionally Omitted;
(o)	“Tax Act” means the Income Tax Act (Canada), and the regulations thereunder as such act and regulations may be amended, superseded or replaced from time to time.

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(2)	DIVIDENDS AND RETURN OF CAPITAL
(a)

The holders of Class A Preferred Shares shall be entitled to receive, and the Company shall pay, preferential cumulative dividends, as and when declared by the Board of Directors, out of the assets of the Company properly applicable to the payment of dividends, at a rate per annum on the Principal Redemption Price of the Class A Preferred Shares plus, after January 1, 2011, on accrued and unpaid dividends as of the first day of the relevant Calendar Quarter determined for such Calendar Quarter as follows:

Market Price, in Canadian currency, in the Calendar Quarter	Annual Dividend Rate Applicable to that Calendar Quarter
Less than or equal to $128.89	5%
$128.90 to $146.81	4%
$146.82 to $164.73	3%
$164.74 to $182.65	2%
greater than $182.65	1%

Such dividends shall accrue and be cumulative from the Dividend Commencement Date. Such dividends shall be payable on the Dividend Payment Dates to shareholders of record on the immediately preceding Calendar Quarter end date. The rate of any dividend declared and paid for a portion of a Calendar Quarter shall be prorated accordingly.

Notwithstanding the foregoing and in lieu of the annual dividend rates set forth above, commencing on January 1, 2020, for each Class A Preferred Share held by a holder of Class A Preferred Shares, such holder shall be entitled to receive, and the Company shall pay, preferential cumulative dividends, as and when declared by the Board of Directors, out of the assets of the Company properly applicable to the payment of dividends, at an annual rate of 15% on the sum of the Principal Redemption Price plus any accrued and unpaid dividends. Further, notwithstanding anything to the contrary set forth in this Section 27.2(2)(a), commencing on January 1, 2020, the Company shall only be required to make dividend payments as and when required by Section 27.2(2)(k), if so declared by the Board of Directors, out of assets of the Company properly applicable to the payment of dividends.  Any accrued and unpaid dividends in excess of the amount of the dividend payments made pursuant to Section 27.2(2)(k) will remain outstanding and will be payable as set forth in Section 27.2(2)(j) (or Section 27.2(2)(h) at the Company's discretion).

(b)

If on any Dividend Payment Date the dividend payable on such date is not declared and paid in full on all of the Class A Preferred Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient monies properly applicable to the payment of the same.  When any such dividend is not paid in full, the Class A Preferred Shares shall participate rateably with all other preferred shares, if any, which rank on a parity with the Class A Preferred Shares with respect to the payment of dividends, in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the Class A Preferred Shares and such other shares if all such dividends were declared and paid in full in accordance with their terms. The holders of Class A Preferred Shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore provided for.

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(c)	Intentionally Omitted.
(d)

Dividends (less any tax required to be withheld by the Company) on the Class A Preferred Shares shall be paid by electronic funds transfer or by cheque payable in lawful money of Canada, at any branch in Canada of the Company’s bankers.  The mailing of such cheque from the Company’s head office on or before the date on which such dividend is to be paid to a holder of Class A Preferred Shares shall be deemed to be payment of the dividends represented thereby and payable on such date unless the cheque is not paid upon presentation.

(e)

Notwithstanding the provisions of Section 27.2(2)(a) but subject to Section 27.2(2)(h), at all times prior to January 1, 2011 the Company shall declare and pay a dividend on the Class A Preferred Shares in respect of a Calendar Quarter ending in a particular fiscal year of the Company only to the extent that the Company would not be liable to pay tax under Part VI.I of the Tax Act in respect of such dividend other than tax that would be fully recovered by means of the deduction under paragraph 110(1)(k) of the Tax Act for that fiscal year.  On each Dividend Payment Date, the Company shall estimate the amount of its taxable income for the fiscal year which includes such Dividend Payment Date and shall compute the amount of the dividend which it is obliged to declare and pay accordingly.  Once the actual amount of taxable income for such fiscal year is established by means of the filing of the relevant tax return, or if a previous estimate thereof has been revised by a subsequent estimate thereof made by the Company, such adjustment as is appropriate to achieve the result expressed herein shall be made to the amount of the dividend required to be declared and paid on the next Dividend Payment Date, whether that date falls within the same or a subsequent fiscal year.  The Company shall deliver to the holders of the Class A Preferred Shares, on such Dividend Payment Date, a calculation in writing showing the amount of the Company’s taxable income for its fiscal year that includes that Dividend Payment Date as so estimated or as finally determined by the Company, as well as the dividend that such holders are entitled to receive on that Dividend Payment Date having regard to such estimated or actual taxable income, as the case may be.

If the Company does not declare and pay dividends on the Class A Preferred Shares as a consequence of the provisions of this Section 27.2(2)(e), dividends shall continue to accrue at the rate or rates provided in these share conditions and the amount of all such dividends accrued prior to January 1, 2011 which remain unpaid, shall be adjusted upward by a multiplicative factor equal to 1.0245 raised to an exponent equal to the number of Calendar Quarters, including decimal fractions thereof based on 91 days per Calendar Quarter, between the 10th day following the Calendar Quarter in which the unpaid dividend originally accrued and January 1, 2011, assuming for these calculations that the Class A Preferred Shares were issued on July 31, 2000 and that the Company paid $125,000 in dividends per Calendar Quarter from the notional issue date until the Calendar Quarter ended December 31, 2003.  By way of illustration, for greater certainty, if the Board of Directors determines to declare and pay on November 25, 2005, a dividend which originally accrued in respect of the Calendar Quarter ending September 30, 2000, then the dividend which originally accrued would be multiplied by 1.643 (i.e. 1.0245 to the exponent 20.51) to determine the adjusted amount of the dividend to be declared.  Any dividends declared and paid on the Class A Preferred Shares, shall always be in respect of the earliest Calendar Quarter for which the original accrued dividend, or any part thereof, remains unpaid.  The Company shall maintain in its books of account at the end of each Calendar Quarter a record of the adjusted amount of each accrued and unpaid dividend, calculated on the basis of the amount that would be payable as of the 10th business day following the Calendar Quarter, and the aggregate adjusted amount of all such accrued and unpaid dividends.

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(f)

The Company shall take into account the amount of any dividend allowance available to it under subsection 191.1(2) of the Tax Act in determining the amount of the dividend which it is required to declare and pay under Section 27.2(2)(e) and, in the event the Company is or becomes “associated” for purposes of the Tax Act with any other corporation prior to January 1, 2011, no portion of the said dividend allowance shall be allocated to such associated corporation under Subsection 191.1(3) of the Tax Act.

(g)

The Company shall have full flexibility in planning its tax affairs so as to reduce its taxable income for a particular fiscal year as it sees fit, including the claiming of all discretionary deductions, notwithstanding that this will have the effect of reducing the amount of the dividends to actually be declared and paid to the holders of the Class A Preferred Shares in that fiscal year, by virtue of the operation of Section 27.2(2)(e).

(h)

Notwithstanding Section 27.2(2)(e), the Company may, in its sole discretion, on any Dividend Payment Date, declare and pay dividends, up to the amount of the then accrued and unpaid dividends, without regard to the limitation imposed under Section 27.2(2)(e).

(i)	Intentionally omitted.
(j)

On December 31, 2021, the amount of all accrued and unpaid dividends on the Class A Preferred Shares plus the Principal Redemption Price for each Class A Preferred Share (collectively, the “December 2021 Payment”), shall be paid to the holder of the Class A Preferred Shares by the Company in accordance with Section 27.2(2)(d).  Upon the payment of the December 2021 Payment (whether made on or before December 31, 2021), the Company will have no further obligations to holders of the Class A Preferred Shares.

(k)

On the last day of each Calendar Quarter starting on March 31, 2011 and ending on the date that the December 2021 Payment is made, the Company shall make (i) to the extent the Principal Redemption Price for each Class A Preferred Share has not been paid in full, a return of capital payment to the holders of the Class A Preferred Shares in an aggregate amount equal to $187,500, and (ii) to the extent there are accrued and unpaid dividends on the Class A Preferred Shares, a dividend payment to the holders of the Class A Preferred Shares in an aggregate amount equal to $125,000.

(l)	Intentionally omitted.
(m)

Notwithstanding Section 27.2(2)(k), the Company may, in its sole discretion, make any return of capital payment referred to in such sections to the holders of the Class A Preferred Shares before the date such return of capital payment is due.

(3)	LIQUIDATION

In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other Distribution, the holders of Class A Preferred Shares, shall be entitled to receive the Principal Redemption Price of such shares together with an amount equal to all accrued and unpaid dividends thereon, which amounts shall be calculated as if such dividends were accruing for the period from the expiration of the last Calendar Quarter for which the dividends thereon have been paid in full up to the date of such event, the whole before any amount shall be paid or any property or assets of the Company shall be distributed to the holders of the common shares of the Company or to the holders of any other shares of the Company ranking junior to the Class A Preferred Shares in any respect.  If such amounts are not paid in full, the Class A Preferred Shares shall participate rateably with all preferred shares and all other shares, if any, which rank on a parity with the preferred shares with respect to the

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return of capital or any other distribution of the assets of the Company, in respect of any return of capital in accordance with the sums which would be payable on such preferred shares and such other shares on such return of capital, if all sums so payable were paid in full in accordance with their terms.  After payment to the holders of the Class A Preferred Shares of the amounts so payable to them they shall not be entitled to share in any other distribution of the property or assets of the Company.

(4)	INTENTIONALLY OMITTED
(5)	INTENTIONALLY OMITTED
(6)	PRE-EMPTIVE RIGHTS

Holders of Class A Preferred Shares shall not be entitled as of right to subscribe for or purchase or receive any shares, bonds, debentures, or other securities of the Company now or hereafter authorized, other than shares receivable upon the exercise of the right of exchange as provided herein.

(7)	RESTRICTIONS
(a)

So long as any Class A Preferred Shares are outstanding, the Company shall not, without the approval of the holders of the Class A Preferred Shares given in the same manner as provided under Section 27.2(10):

(i)

issue any shares ranking in priority to or pari passu with the Class A Preferred Shares as to the payment of dividends or the distribution of assets in the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs;

(ii)	pay any dividends on any shares of the Company which by their terms rank junior to the Class A Preferred Shares;
(iii)

redeem or purchase or make any capital distribution in respect of any shares of the Company ranking junior to the Class A Preferred Shares (except out of net cash proceeds of a substantially concurrent issue of shares of the Company which by their terms rank junior to the Class A Preferred Shares);

(iv)	redeem or purchase any other shares of the Company ranking pari passu with the Class A Preferred Shares; or
(v)	set aside any money or make any payments for any sinking fund or other retirement fund applicable to any shares of the Company ranking junior to the Class A Preferred Shares;

unless all dividends up to, and including, the Dividend Payment Date for the last completed Calendar Quarter for which dividends shall be payable shall have been declared and paid or set apart for payment in respect of the Class A Preferred Shares and all other shares ranking on a parity with or in priority to the Class A Preferred Shares.

(b)

Nothing in Section 27.2(7)(a) shall apply to, hinder or prevent, and authorization is hereby given for, any of the actions referred to in such Section if consented to, or approved, by the holders of the Class A Preferred Shares in the manner hereinafter specified.

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(8)	VOTING RIGHTS

Subject to the provisions of the BCA, the holders of the Class A Preferred Shares shall not be entitled as such to any voting rights or to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting (but shall be entitled to receive notice of meetings of shareholders of the Company called for the purpose of authorizing the dissolution of the Company or the sale of its undertakings or a substantial part thereof).

(9)	AMENDMENTS

The rights, privileges, restrictions and conditions attached to the Class A Preferred Shares may not be amended, modified, suspended, altered or repealed unless consented to, or approved by, the holders of the Class A Preferred Shares in the manner set out in Section 27.2(10) and in accordance with Aany requirements of the of the BCA, or any Act enacted in substitution therefor or in addition thereto applicable to the Company, and any amendments thereto from time to time.

(10)	APPROVAL BY HOLDERS OF CLASS A PREFERRED SHARES

Any consent or approval required or permitted to be given by the holders of Class A Preferred Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of all of the outstanding Class A Preferred Shares.

(11)	NOTICES

Any notice required to be given under the provisions attaching to the Class A Preferred Shares to the holders thereof shall be given by posting same in postage paid envelope addressed to each holder at the last address of such holder as it appears on the books of the Company or, in the event of the address of any such holder not so appearing, then to the address of such holder last known to the Company; provided that accidental failure or omission to give any notice as aforesaid to one or more of such holders shall not invalidate any action or proceeding founded thereon.

(12)	TAX ELECTION

The Company shall elect, in the manner and within the time provided under Section 191.2 of the Tax Act, to pay tax at a rate, and to take all other necessary action under the Tax Act, such that no holder of Class A Preferred Shares will be required to pay tax on dividends received or deemed to be received on Class A Preferred Shares under Section 107.2 of Part IV.1 of the Tax Act.

Section 27.3	Class B Preferred Share Rights

The special rights and restrictions attaching to the Class B Preferred Shares shall be as follows:

(1)	Non-Voting

The holders of the Class B Preferred Shares shall not, as such, be entitled to receive notice of or to attend at any meetings of the shareholders of the Company and shall not be entitled to vote at any such meetings (except where the holders of a specified class of shares are entitled to vote separately as a class as provided in the BCA.  Notwithstanding the aforesaid restrictions, conditions or prohibitions on the right to vote, the holders of the Class B Preferred Shares are entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Company or the sale, lease or exchange of all or substantially all the property of the Company other than in the ordinary course of business of the Company.

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(2)	Dividends

The holders of the Class B Preferred Shares shall be entitled to receive and the Company shall pay thereon, as and when declared by the board of directors of the Company out of the moneys of the Company properly applicable to the payment of dividends, such dividends as the board of directors of the Company may from time to time declare, in their absolute discretion, but always subordinate to the payment of dividends on the Class A Preferred Shares and in preference and priority to any payment of dividends on the Common Shares.

(3)	Redemption

The Company may, at its option, redeem all or from time to time any part of the outstanding Class B Preferred Shares on payment to the holders thereof, for each share to be redeemed, of the sum equal to the fair market value of the consideration received by the Company upon the issuance of each such Class B Preferred Share as determined by the directors of the Company as of the time of such issuance, subject to Section 27.3(4) below (the “Redemption Amount”, and, together with all dividends declared thereon and unpaid, the “Redemption Price”). Before redeeming any Class B Preferred Shares, the Company shall notify each registered holder of shares to be redeemed. In case a part only of the outstanding Class B Preferred Shares is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine or as nearly as may be pro‑rata (disregarding fractions) according to the number of Class B Preferred Shares held by each holder.  In case a part only of the Class B Preferred Shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Company.  From and after the date specified for redemption, the holders of the shares called for redemption shall cease to be entitled to dividends and shall not be entitled to any rights in respect thereof, except to receive the Redemption Price, unless payment of the Redemption Price shall not be made by the Company in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired.  On or before the date specified for redemption the Company shall have the right to deposit the Redemption Price of the shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, such Redemption Price to be paid to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same and, upon such deposit being made, the shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the several holders thereof, after such deposit, shall be limited to receiving, out of the moneys so deposited, without interest, the Redemption Price applicable to their respective shares against presentation and surrender of the certificates representing such shares.

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(4)	Retraction
(a)

Subject to paragraph Section 27.3(4)(b) below, a holder of Class B Preferred Shares shall be entitled to require the Company to redeem at any time and from time to time after the date of issue of any Class B Preferred Shares, upon giving notice as hereinafter provided, all or any number of the Class B Preferred Shares registered in the name of such holder on the books of the Company at the Redemption Price.  A holder of Class B Preferred Shares exercising his option to have the Company redeem shall give notice to the Company, which notice shall set out the date on which the Company is to redeem, which date shall not be less than 3 days nor more than 10 days from the date of mailing of the notice, and if the holder desires to have less than all of the Class B Preferred Shares registered in his name redeemed by the Company, the number of the holder's shares to be redeemed.  The date on which the redemption at the option of the holder is to occur is hereafter referred to as the “option redemption date”.  The holder of any Class B Preferred Shares may, with the consent of the Company, revoke such notice prior to the option redemption date.  Upon delivery to the Company of a share certificate or certificates representing the Class B Preferred Shares which the holder desires to have the Company redeem, the Company shall, on the option redemption date, redeem such Class B Preferred Shares by paying to the holder the Redemption Price therefor. Upon payment of the Redemption Price of the Class B Preferred Shares to be redeemed by the Company, the holders thereof shall cease to be entitled to dividends or to exercise any rights of holders in respect thereof; and

(b)

If the redemption by the Company on any option redemption date of all of the Class B Preferred Shares to be redeemed on such date would be contrary to any provisions of the BCA or any other applicable law, the Company shall be obligated to redeem only the maximum number of Class B Preferred Shares which the Company determines it is then permitted to redeem, such redemptions to be made pro‑rata (disregarding fractions of shares) according to the number of Class B Preferred Shares required by each such holder to be redeemed by the Company and the Company shall issue new certificates representing the Class B Preferred Shares not redeemed by the Company; the Company shall, before redeeming any other Class B Preferred Shares, redeem in the manner contemplated by Section 27.3(3) on the 1st day of each month thereafter the maximum number of such Class B Preferred Shares as would not then be contrary to any provisions of the BCA or any other applicable law, until all of such shares have been redeemed, provided that the Company shall be under no obligation to give any notice to the holders of the Class B Preferred Shares in respect of such redemption or redemptions as provided for in Section 27.3(3).

(5)	Price Adjustment

In the case of Class B Preferred Shares issued by the Company for consideration other than cash, the Redemption Amount will be subject to a proportionate increase or decrease so that the aggregate Redemption Amount of the Class B Preferred Shares issued in consideration for the purchase of property (referred to in this section as the “Acquired Property”) equals the fair market value of the Acquired Property received by the Company, less the fair market value of any non-share consideration paid by the Company in consideration for such Acquired Property.  In the event that the Canada Revenue Agency, any successor agency, or any other competent taxing authority, should make or propose to make an assessment or re-assessment of income tax or any other tax on the basis that the fair market value of the Acquired Property (less the fair market value of any non-share consideration paid by the Company in consideration for such Acquired Property) differs from the said aggregate Redemption Amount, the Redemption Amount of each such Class B Preferred Share shall be increased or decreased to an amount such that the aggregate Redemption Amount thereof equals the fair market value of the Acquired Property (less the fair market value of any non-share consideration paid by the

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Company in consideration for such Acquired Property), which serves as the basis for such assessment or re-assessment by such taxing authority against which no appeal is taken, or which is agreed upon by the Company, the holder of the Class B Preferred Shares and the said taxing authority in settlement of a dispute regarding such assessment or re-assessment or proposed assessment or re-assessment or which is finally established by a court or tribunal of competent jurisdiction on appeal from such assessment or re-assessment.  If the Company has redeemed some or all of the Class B Preferred Shares pursuant to Section 27.3(3) or Section 27.3(4) and subsequent thereto the Redemption Amount is increased by operation of this paragraph Section 27.3(5), the Company will immediately pay to the holder of the Class B Preferred Shares, as additional Redemption Amount, the amount of such increase, together with interest on such amount calculated daily at the Prime Rate, as hereinafter defined, (net of any applicable withholding tax).  If the Company has redeemed some or all of the Class B Preferred Shares pursuant to Section 27.3(3) or Section 27.3(4), and subsequent thereto the Redemption Amount is decreased by operation of this Section 27.3(5), the holder of the Class B Preferred Shares will immediately repay to the Company the amount of the Redemption Amount received by him in excess of the adjusted Redemption Amount, together with interest on such amount calculated daily at the Prime Rate (net of any applicable withholding tax).  For the purposes of this paragraph, the term “Prime Rate” shall mean the rate of interest per annum established from time to time by the bankers of the Company as the reference rate of interest for the determination of interest rates that such bankers will charge to customers of varying degrees of credit worthiness in Canada for Canadian dollar loans in Calgary, Alberta.

(6)	Liquidation, Dissolution and Winding-up

In the event of the liquidation, dissolution or winding‑up of the Company , whether voluntary or involuntary, the holders of the Class B Preferred Shares shall be entitled to receive subject to the prior rights of the Class A Preferred Shares, but before any Distribution among the holders of any shares ranking junior and subject to the Class A Preferred Shares, for each Class B Preferred Share, an amount equal to the Redemption Price and no more.

(7)	Restriction on Dividends or Redemptions

The Company shall not pay dividends on, or redeem, any shares of any class ranking subordinate to the Class B Preferred Shares if, after the payment of such dividend or the redemption, the realizable value of the assets of the Company would be less than the aggregate of the liabilities of the Company and the aggregate amount that would be payable to the holders of the Class B Preferred Shares on a redemption of the Class B Preferred Shares.

(8)	Ranking of Shares
(a)	The Common Shares shall rank junior to the Class A Preferred Shares and Class B Preferred Shares of the Company with regards to the payment of dividends, return of capital and Distributions.
(b)	The Class B Preferred Shares shall rank junior to the Class A Preferred Shares of the Company with regards to the payment of dividends, return of capital and Distributions.

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